QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

SHARE PURCHASE AGREEMENT

        This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 16, 2004, by and among Ebix, Inc., a Delaware corporation (the "Company"), and CF Epic Insurance and General Fund, a                         (the "Purchaser").

        The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, an aggregate of 222,223 shares of Common Stock (the "Shares") for an aggregate price of $3,000,010.50 upon the terms and conditions set forth herein.

        IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.     AUTHORIZATION OF SALE OF THE SHARES

        Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.     AGREEMENT TO SELL AND PURCHASE THE SHARES

  2.1
  Purchase and Sale

        Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser, at the Closing (as defined below) 222,223 Shares.

  2.2
  Purchase Price

        The purchase price of each Share shall be $13.50 (the "Per Share Price").

3.     DELIVERY OF THE SHARES AT THE CLOSING

        (a)   The completion of the purchase and sale of the Shares (the "Closing") is occurring substantially contemporaneously with the execution of this Agreement (the "Closing Date").

        (b)   The Company shall authorize its transfer agent (the "Transfer Agent") to issue to the Purchaser as of the Closing one or more stock certificates (in such denominations as such Purchaser shall request, the "Certificates") registered in the name of the Purchaser or its custodial designee, against payment by the Purchaser of the purchase price for such Shares by wire transfer of immediately available funds.

        (c)   The Company's obligation to complete the issuance and sale of the Shares to the Purchaser at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company:

            (i)  receipt by the Company of the full amount of the purchase price for the Shares being purchased under this Agreement by wire transfer of immediately available funds; and

           (ii)  the representations and warranties made by the Purchaser in this Agreement shall be true and correct and the undertakings of the Purchaser herein shall have been fulfilled in all material respects on or before the Closing.

        (d)   The Purchaser's obligations to purchase the Shares from the Company shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:

            (i)  the representations and warranties made by the Company in this Agreement shall be true and correct as of the date of this Agreement and the undertakings of the Company herein shall have been fulfilled in all material respects on or before the Closing.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser as follows:

  4.1
  Issuance, Sale and Delivery of the Shares

        (a)   The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Certificates evidencing the Shares when delivered, will be in due and proper form under Delaware law.

        (b)   The issuance of the Shares is not subject to preemptive or other similar rights.

        (c)   Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

4.2   Due Execution, Delivery and Performance

        (a)   This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy or other similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies, (ii) general principles of equity or (iii) applicable laws and consideration of public policy relating to indemnification and contribution provisions.

        (b)   The execution, delivery and performance of this Agreement, and the Company's sale, issuance and delivery of the Shares, have been duly authorized by all necessary corporate action on the part of the Company.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

        The Purchaser represents, warrants and covenants to the Company as follows:

  5.1
  Securities Law Representations, Warranties and Covenants

        (a)   The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser is not relying, in making its decision to purchase the Shares, on any oral representations or statements made by the Company's personnel, and is relying solely on the information contained in the Company's filings with the Securities and Exchange Commission ("SEC Documents"). Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares, including the risks identified under "Risk Factors" in the SEC Documents, and fully understands that the Shares are speculative and include a high degree of risk of loss. The Purchaser acknowledges that no assurances are given by the Company that any pending plans will be completed.

        (b)   The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares, or as would otherwise not be in violation of the Securities Act or any applicable state securities laws.

        (c)   The Purchaser has completed or caused to be completed and delivered to the Company the Stock Certificate Questionnaire and the Registration Statement Questionnaire attached to this Agreement as Appendices I and II, for use in preparation of the Certificates, any necessary filings required by applicable state securities laws, and the Registration Statement (as defined in Section 7.4 below), and the answers to the Questionnaires are true and correct and will be true and correct as of the effective date of the Registration Statement.

        (d)   The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

        (e)   The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is able to bear the economic risk of an investment in the Shares.

        (f)    The Purchaser understands that the offer and sale of the Shares to the Purchaser have not been and are not being registered under the Securities Act or any state securities laws, and the Shares may not be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of unless (i) subsequently registered thereunder, (ii) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably acceptable to the Company in a generally acceptable form, to the effect that such Shares to be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of may be so offered for sale, sold, assigned, pledged, transferred or otherwise disposed of pursuant to an exemption from such registration, or (iii) the Purchaser provides the Company with written reasonable assurance that such Shares can be or are being offered for sale, sold, assigned, pledged, transferred or otherwise disposed of pursuant to, and in compliance with, Rule 144 under the Securities Act; provided, further, that in no event may the Shares be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of prior to 60 days after the Closing.

        (g)   The Purchaser understands that the Certificates representing the Shares purchased by it hereunder, until the occurrence of an event described in Section 5.1(f)(i), (ii) or (iii), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Certificates):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, (B) AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTED FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (C) WRITTEN REASONABLE ASSURANCE THAT IT WILL BE DONE PURSUANT TO, AND IN COMPLIANCE WITH, RULE 144 UNDER SAID ACT.

The Company agrees to cause such legend and stop transfer order to be removed from the Certificates representing the Shares upon the occurrence of an event described in Section 5.1(f)(i), (ii) or (iii).

        (h)   The Purchaser will comply, at its own expense, with all applicable laws and regulations in any foreign jurisdiction in which it purchases, offers, sells or delivers any of the Shares.

  5.2
  Resales of Shares

        (a)   The Purchaser acknowledges and agrees that Shares purchased by it hereunder are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the Certificate submitted to the Transfer Agent evidencing such Shares is accompanied by a separate officer's certificate:

            (i)  in the form of Appendix III to this Agreement;

           (ii)  executed by an officer of, or other authorized person designated by, the Purchaser; and

         (iii)  to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

        (b)   The Company shall notify the Purchaser if it determines, in good faith following consultation with its Board of Directors or a committee thereof, that an event has happened as a result of which the Registration Statement or the Prospectus (as defined in Section 7.4.1 below) includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of such notice, the Purchaser will suspend its use of the Prospectus until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, in each case to correct such misstatement or omission. The Company shall use its best efforts to prepare and file with the Commission any such amendment, supplement or report, as the case may be, as soon as practicable after delivering such notice to the Purchaser.

        (c)   In addition to the foregoing provisions of Section 5.2(b), the Company may, upon written notice to the Purchaser, suspend the use of the Prospectus for up to ninety (90) days in any 365-day period (less the number of days in such 365-day period that the Purchaser must suspend its use of the Prospectus pursuant to Section 5.2(b)) based on the reasonable determination of the Company's Board of Directors or a committee thereof that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. Notwithstanding anything else to the contrary in Section 5.2(b), the Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus pursuant to this Section 5.2(c) if the Company determines in its good faith judgment that the business purpose should remain confidential.

        (d)   The Company shall notify the Purchaser (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering of the Shares, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose.

        (e)   The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares.

  5.3
  Due Execution, Delivery and Performance

        (a)   This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy or other similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies, (ii) general principles of equity or (iii) applicable laws and consideration of public policy relating to indemnification and contribution provisions.

        (b)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or violate the provisions of the organizational documents of the Purchaser, including, without limitation, its charter, bylaws, partnership agreement or operating agreement, as applicable, or any applicable statute, law, rule, regulation, ordinance, decision, directive or order, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transaction contemplated hereunder.

6.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.     FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

        The Company shall:

        (a)   file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Regulation D under the Securities Act;

        (b)   as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on such other form as is available for such registration) registering under the Securities Act the sale of the Shares by the Purchasers from time to time on the facilities of any national securities exchange on which the Common Stock is traded or in privately negotiated transactions (the "Registration Statement");

        (c)   use its reasonable efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before 60 days after the Closing Date;

        (d)   notify Purchaser promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

        (e)   prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.4.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, or (iii) the second anniversary of the Closing Date.

        (f)    promptly furnish to the Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

        (g)   during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

        (h)   file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

        (i)    bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 7.2.1 and the registration of the Shares pursuant to the Registration Statement, but excluding fees and expenses of counsel for the Purchasers and any commissions or other amounts payable to brokers and any transfer taxes relating to Shares sold by the Purchasers.

  7.2
  Transfer of Shares After Registration

        The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.2 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

  7.3
  Indemnification

        For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.2.

    7.3.1
    Indemnification by the Company

        Subject to Section 7.3.5, the Company agrees to indemnify and hold harmless the Purchaser, the Purchaser's officers, directors, trustees, partners, members, employees and agents, and each person, if any, who controls or is under common control with the Purchaser within the meaning of the Securities Act (each, a "Purchaser Indemnitee"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser Indemnitees may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, including financial statements and schedules, and all other documents filed as a part thereof, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or in the prospectus related thereto, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser Indemnitee for reasonable legal and other expenses as such expenses are incurred by such Purchaser Indemnitee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to a Purchaser Indemnitee to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Purchaser expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the failure of the applicable Purchaser to comply with the covenants and agreements contained in Section 5.2 or 7.2 of this Agreement regarding the resale of the Shares, or (iii) the inaccuracy of any representations and warranties made by the Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus or supplement thereto that was delivered to the applicable Purchaser a reasonable amount of time before the pertinent sale or sales by such Purchaser or (v) a direct claim against the Company by such Purchaser Indemnitee if such Purchaser Indemnitee is a person that is under common control with any Purchaser (as opposed to a third-party claim against such Purchaser Indemnitee).

    7.3.2
    Indemnification by the Purchaser

        Subject to Section 7.3.5, the Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Section 5.2 or 7.2 of this Agreement regarding the resale of the Shares or (ii) the inaccuracy of any representations and warranties made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person for reasonable legal and other expenses as such expenses are incurred by the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction of such untrue statement or omission of a material fact a reasonable amount of time before the occurrence of the transaction from or upon which such loss, claim, damage, liability or expense arose or was based.

    7.3.3
    Indemnification Procedure

        (a)   Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.

        (b)   In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

            (i)  the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action), or

           (ii)  the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

    7.3.4
    Contribution

        If the indemnification provided for in this Section 7.3 is required by clause (i) of Section 7.3.1 or clause (iii) of Section 7.3.2 but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions, the inaccuracies in the representations and warranties in this Agreement or the breach of covenants and agreements in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

        The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Shares exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

    7.3.5
    Limits on Liability

        In no event shall the aggregate liability hereunder (i) of the Company exceed the aggregate purchase price paid by the Purchaser for the Shares with respect to the matters described in Section 7.3.1 or (ii) of the Purchaser exceed (x) the purchase price paid by the Purchaser for the Shares it bought hereunder with respect to the matters described in clauses (i) and (ii) of Section 7.3.2 and (y) the gross proceeds to such Purchaser as a result of the sale of Shares pursuant to a Registration Statement, Prospectus or any amendment or supplement thereto with respect to the matters described in clause (iii) of Section 7.3.2.

  7.4
  Rule 144 Information

        Until the earlier of (i) the date on which the Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the rules and regulations promulgated thereunder and the Exchange Act so long as it is subject to such requirements and shall take such further reasonable action to the extent required to enable the Purchaser to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

8.     NOTICES

        All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

  (a)
  if to the Company, to:
  Ebix, Inc.
  Five Concourse Parkway, Suite 3200
  Atlanta, GA 30328
  Attention: Robin Raina
  Telephone: 678-281-2031
  Facsimile: 678-281-2019

  with a copy to:

    Katten Muchin Zavis Rosenman
    525 West Monroe Street
    Suite 1600
    Chicago, Illinois 60661
    Attention: Mathew Brown
                      Mark Wood
    Telephone: (312) 902-5200
    Facsimile: (312) 902-1600

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

        (b)   if to the Purchaser, at its address or facsimile number as set forth on the signature page to this Agreement, or at such other address or addresses or facsimile number or numbers as may have been furnished to the Company in writing.

        Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

9.     MODIFICATION; AMENDMENT; TERMINATION

        This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

10.   ENTIRE AGREEMENT

        This Agreement supersedes all other prior oral or written agreements between the parties with respect to the matters discussed herein and contains the entire understanding with respect to the matters covered herein.

11.   HEADINGS

        The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.   SEVERABILITY

        If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

13.   GOVERNING LAW; JURISDICTION

        This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

14.   COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

15.   SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that the Purchaser may not assign its rights or obligations hereunder without the consent of the Company.

16.   NO THIRD-PARTY BENEFICIARIES

        This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17.   PUBLICITY

        Except as required by law, the Purchaser shall not, without the prior written consent of the Company make any public announcement or issue any press release that includes the name of the Company with respect to the transactions contemplated by this Agreement.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

EBIX, INC.
By:	/s/ RICHARD J. BAUM
Name:	Richard J. Baum
Its:	Executive Vice President—Finance and Administration
CF EPIC INSURANCE AND GENERAL FUND
By:	/s/ SIMON SHAW
Name:	Simon Shaw
Title:	Investment Manager
Address:	55 Bishopsgate London EC 2N 3AS
Facsimile:	0207 984 8661

APPENDIX I

Ebix, Inc.

STOCK CERTIFICATE QUESTIONNAIRE

        Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)).
Bank of New York New York A/C 392315
2.	Your mailing address:
One Wall Street 3rd Floor "A" 10286 New York
3.
If you are an entity, the state that is your principal place of business (if you have multiple principal places of business, please list the state where the decision to invest in the Shares was made). If you are an individual, the state that is your legal place of residence:

4.	Your Social Security Number or Tax Identification Number:

APPENDIX II

EBIX, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

        In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

2.
Please provide the number of shares of Common Stock that you or your organization will beneficially own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.	Have you, your organization or any affiliate had any position, office or other material relationship within the past three years with the Company or its affiliates?
	Yes	No
If yes, please indicate the nature of any such relationships below:

2

APPENDIX III

PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, an officer of, or other person duly authorized by
[fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares of Common Stock of Ebix, Inc. evidenced by the attached certificate, and as such, sold such shares on , 200 in accordance with Registration Statement number 333- , and complied with the requirement of delivering a current prospectus in connection with such sale.
Print or Type:
Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):

Signature:
Individual Purchaser or Individual representing Purchaser:

3

QuickLinks

SHARE PURCHASE AGREEMENT